EXHIBIT 99.1

Contact:	Adam Weiner/Andrea Calise
Kekst and Company
(212) 521-4800

For Immediate Release

Sizeler Property Investors, Inc. Declares Common and

Preferred Stock Quarterly Distributions

New Orleans, LA, August 2, 2005 — Sizeler Property Investors, Inc. (NYSE: SIZ), an equity real estate investment trust (REIT), which invests in retail and apartment properties in the southern United States, announced today that its Board of Directors had declared a $0.10 per share quarterly distribution on its common stock, payable on August 26, 2005 to shareholders of record on August 19, 2005.

Concurrently, the Board declared a $0.609375 per share distribution on its 9.75% Series B Cumulative Redeemable Preferred Stock, payable on November 15, 2005, to shareholders of record on October 31, 2005.

Sizeler Property Investors, Inc. currently owns thirty properties, consisting of three enclosed regional malls, thirteen retail shopping centers and fourteen apartment communities. Sixteen of the Company’s properties are located in Louisiana, ten in Florida and four in Alabama.

PROXY SOLICITATION

Because Sizeler is currently in a proxy contest, it is required to make the following disclosures to its shareholders:

SIZELER PROPERTY INVESTORS, INC. AND ITS DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE ALSO EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 2005. A LISTING OF THE SIZELER DIRECTORS AND CERTAIN OTHER INFORMATION REGARDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION IS INCLUDED IN THE COMPANY’S SCHEDULE 14A FILED ON JUNE 28, 2005.

SIZELER WILL ALSO BE FILING A DEFINITIVE PROXY STATEMENT, FORM OF PROXY SOLICITED BY SIZELER’S BOARD OF DIRECTORS AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH ITS 2005 ANNUAL MEETING. SHAREHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER’S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH SIZELER’S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE SCHEDULE 14A FILED ON JUNE 28, 2005), AT THE SEC’S INTERNET WEBSITE HTTP://WWW.SEC.GOV AND ALSO ON SIZELER’S INTERNET WEBSITE HTTP://WWW.SIZELER.NET. THE SCHEDULE 14A FILED JUNE 28, 2005, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY SOLICITED BY SIZELER’S BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., WHICH IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES, AT (800) 654-2468 OR (212) 754-8000 (COLLECT).

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Sizeler Property Investors, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

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